    As filed with the Securities and Exchange Commission on November 7, 2001
                                                    Registration No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                ICOS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    91-1463450
----------------------------------         ------------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                            22021 -- 20th Avenue S.E.
                            Bothell, Washington 98021
                                 (425) 485-1900

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Paul N. Clark
          Chairman of the Board, Chief Executive Officer and President
                                ICOS Corporation
                            22021 -- 20th Avenue S.E.
                            Bothell, Washington 98021
                                 (425) 485-1900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                   Copies to:

                            James R. Lisbakken, Esq.
                                Andrew Bor, Esq.
                                Perkins Coie LLP
                          1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099

                                  ------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

                                  ------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-63790

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1993, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
       Title of Each Class of          Amount to Be    Proposed Maximum Aggregate   Proposed Maximum Aggregate     Amount of
    Securities to Be Registered       Registered (1)       Price per Unit (1)           Offering Price (2)      Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
 par value (3)......................
Debt Securities (4).................
Convertible Debt Securities (4).....
   Total ...........................                                                       $59,999,973               $15,000
=================================================================================================================================

(1)  Not required to be included pursuant to General Instruction II(D) of Form
     S-3.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement exceed $59,999,973. Pursuant to General Instruction II(D) of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of common stock as may from time to time be sold, and there is being registered hereunder an indeterminate number of shares of common stock as may from time to time be issued upon conversion of convertible debt securities issued directly hereunder. No separate consideration will be received for any shares of common stock so issued upon conversion.

(4) If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in an aggregate maximum offering price not to exceed $59,999,973.

                                  ------------

                      INFORMATION INCORPORATED BY REFERENCE

     We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-3, Registration No. 333-63790, originally filed by us on June 25, 2001, as amended, and is being filed for the sole purpose of increasing the maximum aggregate amount of securities registered by $59,999,973 and increasing the proposed maximum aggregate offering price to the public set forth in the registration statement filed on June 25, 2001, as amended, by $59,999,973. The contents (including exhibits) of the registration statement filed on June 25, 2001, as amended, are hereby incorporated by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

     (a) The following Exhibits are filed as part of this registration statement:


   Exhibit
   Number   Description
   -------  -----------
     5.1    Opinion of Perkins Coie LLP

    23.1    Consent of KPMG LLP, Independent Certified Public Accountants

    23.2    Consent of Perkins Coie LLP (included in Exhibit 5.1)

    24.1 Power of Attorney (see page II-5 of the registrant's registration statement on Form S-3 (Registration No. 333-63790) which is incorporated herein by reference

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bothell, State of Washington, on the 7th day of November, 2001.

                                     ICOS CORPORATION

                                     By: /s/ PAUL N. CLARK
                                         ---------------------------
                                     Name:    Paul N. Clark
                                     Title:   Chairman of the Board, Chief
                                              Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 7th day of November, 2001.

                       Signature                                                     Title
                       ---------                                                     -----
              /s/ PAUL N. CLARK                               Chairman of the Board, Chief Executive Officer and
-----------------------------------------------------           President (Principal Executive Officer)
                  Paul N. Clark


                * GARY L. WILCOX                              Executive Vice President, Operations, Secretary and
-----------------------------------------------------           Director
                  Gary L. Wilcox


              /s/ MICHAEL A. STEIN                             Chief Financial Officer (Principal Financial and
-----------------------------------------------------            Accounting Officer)
                  Michael A. Stein

                                                                                   Director
-----------------------------------------------------
                  Frank T. Cary


                * JAMES L. FERGUSON                                                Director
-----------------------------------------------------
                  James L. Ferguson


                * WILLIAM H. GATES III                                             Director
-----------------------------------------------------
                  William H. Gates III


                * DAVID V. MILLIGAN                                                Director
-----------------------------------------------------
                  David V. Milligan


                                                                                   Director
-----------------------------------------------------
                  Robert W. Pangia


                * WALTER B. WRISTON                                                Director
-----------------------------------------------------
                  Walter B. Wriston


*By:          /s/ MICHAEL A. STEIN                                             Attorney-in-Fact
     ------------------------------------------------
                  Michael A. Stein

                                INDEX TO EXHIBITS

Exhibit
Number   Description
-------  -----------
  5.1    Opinion of Perkins Coie LLP

 23.1    Consent of KPMG LLP, Independent Certified Public Accountants

 23.2    Consent of Perkins Coie LLP (included in Exhibit 5.1)

 24.1 Power of Attorney (see page II-5 of the registrant's registration statement on Form S-3 (Registration No. 333-63790) which is incorporated herein by reference